TIMKEN

Timken Reports Third-Quarter 2021 Results

•Sales of $1.04 billion, up 16 percent from last year
•Earnings per diluted share of $1.14 on a GAAP basis; adjusted earnings per diluted share of $1.18
•Backlog and orders remain strong; Company expects robust demand environment and significant price realization in 2022

NORTH CANTON, Ohio: November 1, 2021 — The Timken Company (NYSE: TKR; www.timken.com), a global industrial leader in engineered bearings and power transmission products, today reported third-quarter 2021 sales of $1.04 billion, up 16 percent from the same period a year ago, and 13 percent higher than the previous record third quarter. The increase was driven by organic growth across most end-market sectors led by industrial distribution and off-highway, higher pricing and the benefit of currency translation and acquisitions.

Timken posted net income of $88.1 million or $1.14 per diluted share in the third quarter, versus net income of $88.8 million or $1.16 per diluted share for the same period a year ago. The slight year-over-year decline was primarily driven by higher operating costs and the net unfavorable impact of pension remeasurement and restructuring charges, which were mostly offset by the impact of higher volume and related manufacturing utilization, positive price/mix, a lower tax rate and favorable currency.

Excluding special items (detailed in the attached tables), adjusted net income in the third quarter was $91.0 million or $1.18 per diluted share, a record for the third quarter, versus adjusted net income of $86.4 million or $1.13 per diluted share for the same period in 2020.

Net cash from operations for the third quarter was $105.8 million, and free cash flow was $62.7 million. During the quarter, Timken returned $53.1 million of cash to shareholders with the payment of its 397th consecutive quarterly dividend and the repurchase of 400 thousand shares of company stock. Timken also completed the acquisition of Intelligent Machine Solutions (iMS), which expands the company’s growing linear motion portfolio. Timken ended the third quarter with a strong balance sheet; financial leverage as measured by net debt to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) was 1.6 times as of September 30, 2021.

“In the third quarter, Timken responded to the strong market demand and achieved double-digit revenue growth compared to the prior year despite the challenging operating environment,” said Richard G. Kyle, Timken president and chief executive officer. “While our performance was impacted by supply chain disruptions, inflation and higher costs to serve customers, we stayed focused on winning new business and advancing our strategic initiatives.”

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Third-Quarter 2021 Segment Results

Process Industries sales of $550.0 million increased 18 percent from the same period a year ago. The increase was driven by organic growth across most sectors led by distribution and general industrial, higher pricing and the favorable impact of currency translation.

EBITDA for the quarter was $129.7 million or 23.6 percent of sales, compared with EBITDA of $109.2 million or 23.4 percent of sales for the same period a year ago. The increase in EBITDA was driven primarily by the positive impact of higher volume and related manufacturing utilization, positive price/mix, favorable currency and lower restructuring charges, partially offset by higher operating costs.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $130.7 million or 23.8 percent of sales, compared with $115.2 million or 24.7 percent of sales in the third quarter last year.

Mobile Industries sales of $487.3 million increased 13.7 percent compared with the same period a year ago. The increase was driven by higher shipments in the off-highway and heavy truck sectors, higher pricing and the favorable impact of currency translation, partially offset by lower revenue in the automotive sector.

EBITDA for the quarter was $53.2 million or 10.9 percent of sales, compared with EBITDA of $64.0 million or 14.9 percent of sales for the same period a year ago. The decrease in EBITDA reflects the impact of higher operating costs, partially offset by the favorable impact of higher volume and related manufacturing utilization, and positive price/mix.

Excluding special items (detailed in the attached tables), adjusted EBITDA in the quarter was $58.2 million or 11.9 percent of sales, compared with $68.4 million or 16.0 percent of sales in the third quarter last year.

Outlook Commentary

“We expect operating conditions through the rest of the year to be similar to the third quarter, with the benefits of strong demand being largely offset by inflation and higher costs to serve customers,” said Kyle. “As we look out to 2022, we are planning for the robust demand environment to continue, with supply chain issues persisting through at least the early part of the year. We expect to offset these headwinds with significant price realization and operational excellence initiatives, and we are well positioned to deliver higher levels of performance in 2022.”

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Conference Call Information

Timken will host a conference call today at 11 a.m. Eastern Time to review its financial results. Presentation materials will be available online in advance of the call for interested investors and securities analysts.

Conference Call:	Monday, November 1, 2021
11:00 a.m. Eastern Time
Live Dial-In: 800-458-4121
Or +1 313-209-6672
(Call in 10 minutes prior to be included.)
Conference ID: Timken's 3Q Earnings Call
Or Click to Join: https://tmkn.biz/3oH1n9V

Conference Call Replay:	Replay Dial-In available through
November 15, 2021
888-203-1112 or 719-457-0820
Replay Passcode: 9232877

Live Webcast:	http://investors.timken.com

About The Timken Company

The Timken Company (NYSE: TKR; www.timken.com) designs a growing portfolio of engineered bearings and power transmission products. With more than a century of knowledge and innovation, we continuously improve the reliability and efficiency of global machinery and equipment to move the world forward. Timken posted $3.5 billion in sales in 2020 and employs more than 17,000 people globally, operating from 42 countries. Timken is recognized among America’s Most Responsible Companies by Newsweek, the World’s Most Ethical Companies® by Ethisphere and America’s Best Employers, America's Best Employers for New Graduates and America’s Best Employers for Women by Forbes.

Certain statements in this release (including statements regarding the company's forecasts, estimates, plans and expectations) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements related to expectations regarding the company's future financial performance, including information under the heading “Outlook Commentary," are forward-looking.
The company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the finalization of the company's financial statements for the third quarter of 2021; the company's ability to respond to the changes in its end markets that could affect demand for the company's products or services; unanticipated changes in business relationships with customers or their purchases from the company; changes in the financial health of the company's customers, which may have an impact on the company's revenues, earnings and impairment charges; fluctuations in material and energy costs; logistical issues associated with port closures or congestion, delays or increased costs; the impact of changes to the company’s accounting methods; political risks associated with government instability; recent world events that have increased the risks posed by international trade disputes, tariffs and sanctions; weakness in global or regional economic conditions and capital markets; the company’s ability to satisfy its obligations under its debt agreements and renew or refinance borrowings on favorable terms; fluctuations in currency valuations; changes in the expected costs associated with product warranty claims; the ability to achieve satisfactory operating results in the integration of acquired companies, including realizing any accretion, synergies, and expected cashflow generation within expected timeframes or at all; the impact on

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operations of general economic conditions; fluctuations in customer demand; the impact on the company's pension obligations and assets due to changes in interest rates, investment performance and other tactics designed to reduce risk; the introduction of new disruptive technologies; unplanned plant shutdowns; the effects of government-imposed restrictions meant to address climate change; unanticipated litigation, claims, investigations or assessments; the company’s ability to maintain positive relations with unions and works councils; negative impacts to the company’s business, results of operations, financial position or liquidity as a result of COVID-19 or other epidemics and associated governmental measures such as restrictions on travel and manufacturing operations; and the company's ability to complete and achieve the benefits of announced plans, programs, initiatives, acquisitions and capital investments. Additional factors are discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended Dec. 31, 2020, quarterly reports on Form 10-Q and current reports on Form 8-K. Except as required by the federal securities laws, the company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
###
Media Relations:
Scott Schroeder
234.262.6420
scott.schroeder@timken.com

Investor Relations:
Neil Frohnapple
234.262.2310
neil.frohnapple@timken.com

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TIMKEN

The Timken Company
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except share data) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$1,037.3	$894.6	$3,125.6	$2,621.5
Cost of products sold	769.4	630.9	2,256.2	1,848.6
Gross Profit	267.9	263.7	869.4	772.9
Selling, general & administrative expenses	140.7	132.7	434.2	398.1
Impairment and restructuring charges	2.9	12.0	8.2	18.7
Operating Income	124.3	119.0	427.0	356.1
Non-service pension and other postretirement income	0.5	15.3	5.9	13.4
Other income (expense), net	1.5	(1.0)	0.3	1.1
Interest expense, net	(14.3)	(15.4)	(43.3)	(49.3)
Income Before Income Taxes	112.0	117.9	389.9	321.3
Provision for income taxes	20.4	26.6	75.1	84.2
Net Income	91.6	91.3	314.8	237.1
Less: Net income attributable to noncontrolling interest	3.5	2.5	8.6	5.7
Net Income Attributable to The Timken Company	$88.1	$88.8	$306.2	$231.4

Net Income per Common Share Attributable to The Timken Company Common Shareholders
Basic Earnings per share	$1.16	$1.18	$4.03	$3.07
Diluted Earnings per share	$1.14	$1.16	$3.97	$3.04

Average Shares Outstanding	76,068,582	75,223,462	75,980,355	75,288,567
Average Shares Outstanding - assuming dilution	77,023,973	76,286,136	77,157,614	76,131,920

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BUSINESS SEGMENTS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2021	2020	2021	2020

Mobile Industries
Net sales	$487.3	$428.6	$1,486.0	$1,237.9
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$53.2	$64.0	$200.1	$177.9
EBITDA Margin (1)	10.9%	14.9%	13.5%	14.4%
Process Industries
Net sales	$550.0	$466.0	$1,639.6	$1,383.6
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$129.7	$109.2	$401.9	$343.0
EBITDA Margin (1)	23.6%	23.4%	24.5%	24.8%
Unallocated corporate expense	$(11.7)	$(10.6)	$(34.9)	$(28.2)
Corporate pension and other postretirement benefit related (expense) income (2)	(3.9)	11.9	(8.3)	3.1
Acquisition-related gain (3)	0.3	—	0.9	—

Consolidated
Net sales	$1,037.3	$894.6	$3,125.6	$2,621.5
Earnings before interest, taxes, depreciation and amortization (EBITDA) (1)	$167.6	$174.5	$559.7	$495.8
EBITDA Margin (1)	16.2%	19.5%	17.9%	18.9%

(1) EBITDA is a non-GAAP measure defined as operating income plus other income (expense) and excluding depreciation and amortization. EBITDA Margin is a non-GAAP measure defined as EBITDA as a percentage of net sales. EBITDA and EBITDA Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.  Management believes that reporting EBITDA and EBITDA Margin is useful to investors as these measures are representative of the core operations of the segments and Company, respectively.

(2) Corporate pension and other postretirement benefit related (expense) income primarily represents actuarial (losses) and gains that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial (losses) and gains in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) The acquisition-related gain represents measurement period adjustments to the bargain purchase price gain on the acquisition of the assets of Aurora Bearing Company ("Aurora") that closed on November 30, 2020.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)	(Unaudited)
	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$261.8	$320.3
Restricted cash	0.8	0.8
Accounts receivable, net	700.2	581.1
Unbilled receivables	85.7	110.9
Inventories, net	974.1	841.3
Other current assets	172.8	145.9
Total Current Assets	2,195.4	2,000.3
Property, plant and equipment, net	1,035.3	1,035.6
Operating lease assets	109.8	118.2
Goodwill and other intangible assets	1,714.4	1,789.0
Non-current pension assets	4.0	2.0
Other assets	86.7	96.5
Total Assets	$5,145.6	$5,041.6
LIABILITIES
Accounts payable	$406.2	$351.4
Short-term debt, including current portion of long-term debt	39.0	130.7
Short-term operating lease liabilities	25.7	27.2
Income taxes	25.6	16.1
Accrued expenses	349.5	322.6
Total Current Liabilities	846.0	848.0
Long-term debt	1,417.0	1,433.9
Accrued pension benefits	162.2	163.0
Accrued postretirement benefits	50.6	41.3
Long-term operating lease liabilities	68.5	75.5
Other non-current liabilities	224.9	254.7
Total Liabilities	2,769.2	2,816.4
EQUITY
The Timken Company shareholders' equity	2,296.9	2,152.9
Noncontrolling interest	79.5	72.3
Total Equity	2,376.4	2,225.2
Total Liabilities and Equity	$5,145.6	$5,041.6

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TIMKEN

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in millions)	2021	2020	2021	2020
Cash Provided by (Used in)
OPERATING ACTIVITIES
Net Income	$91.6	$91.3	$314.8	$237.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.3	41.2	126.5	125.2
Stock-based compensation expense	3.1	7.8	15.6	19.2
Pension and other postretirement benefit expense (income)	2.4	(12.1)	2.9	(3.9)
Pension and other postretirement benefit contributions and payments	(3.2)	(4.3)	(18.2)	(12.9)
Changes in operating assets and liabilities:
Accounts receivable	(1.7)	(19.2)	(127.5)	(27.6)
Unbilled receivables	14.7	(14.9)	25.1	(11.9)
Inventories	(62.8)	6.6	(144.2)	47.9
Accounts payable	19.3	31.7	60.5	2.8
Accrued expenses	19.4	44.1	50.2	49.4
Income taxes	0.7	(18.1)	(6.7)	5.7
Other, net	(19.0)	(0.5)	(14.4)	26.2
Net Cash Provided by Operating Activities	$105.8	$153.6	$284.6	$457.2
INVESTING ACTIVITIES
Capital expenditures	$(43.1)	$(29.2)	$(103.6)	$(85.7)
Acquisitions, net of cash received	(7.3)	—	(7.2)	(6.7)
Investments in short-term marketable securities, net	8.4	(8.8)	(5.4)	(10.4)
Other, net	—	1.3	0.3	1.4
Net Cash Used in Investing Activities	$(42.0)	$(36.7)	$(115.9)	$(101.4)
FINANCING ACTIVITIES
Cash dividends paid to shareholders	$(22.8)	$(21.1)	$(69.5)	$(65.0)
Purchase of treasury shares	(30.3)	—	(56.6)	(42.3)
Proceeds from exercise of stock options	—	10.7	25.4	18.2
Payments related to tax withholding for stock-based compensation	—	(1.6)	(23.5)	(12.0)
Net payments from credit facilities	(46.9)	(187.5)	(88.3)	(76.0)
Net payments on long-term debt	(3.0)	(11.1)	(9.4)	(63.2)
Other, net	(0.5)	(15.8)	(0.5)	(17.4)
Net Cash Used in Financing Activities	$(103.5)	$(226.4)	$(222.4)	$(257.7)
Effect of exchange rate changes on cash	(4.0)	7.4	(4.8)	(0.3)
(Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	$(43.7)	$(102.1)	$(58.5)	$97.8
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	306.3	416.1	321.1	216.2
Cash, Cash Equivalents and Restricted Cash at End of Period	$262.6	$314.0	$262.6	$314.0

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Reconciliations of Adjusted Net Income to GAAP Net Income and Adjusted Earnings Per Share to GAAP Earnings Per Share:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes that the non-GAAP measures of adjusted net income and adjusted diluted earnings per share are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting adjusted net income and adjusted diluted earnings per share is useful to investors as these measures are representative of the Company's core operations.

(Dollars in millions, except share data)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	EPS	2020	EPS	2021	EPS	2020	EPS
Net Income Attributable to The Timken Company	$88.1	$1.14	$88.8	$1.16	$306.2	$3.97	$231.4	$3.04

Adjustments: (1)
Impairment, restructuring and reorganization charges (2)	$5.9		$13.3		$13.3		$24.9
Corporate pension and other postretirement benefit related expense (income) (3)	3.9		(11.9)		8.3		(3.1)
Acquisition-related charges (4)	1.5		(0.5)		2.1		3.7
Property losses (recoveries) and related expenses (5)	—		(1.7)		—		(3.8)
Noncontrolling interest of above adjustments	—		—		0.2		—
Provision for income taxes (6)	(8.4)		(1.6)		(26.3)		(5.0)
Total Adjustments:	2.9	0.04	(2.4)	(0.03)	(2.4)	(0.03)	16.7	0.21
Adjusted Net Income Attributable to The Timken Company	$91.0	$1.18	$86.4	$1.13	$303.8	$3.94	$248.1	$3.25

(1) Adjustments are pre-tax, with the net tax provision listed separately.

(2) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; (iii) severance related to cost reduction initiatives and (iv) related depreciation and amortization. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(3) Corporate pension and other postretirement benefit related expense (income) represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(4) Acquisition-related charges represent deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact and measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(5) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

(6) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

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Reconciliation of EBITDA to GAAP Net Income, EBITDA Margin to Net Income as a Percentage of Sales, and EBITDA Margin, After Adjustments, to Net Income as a Percentage of Sales, and EBITDA, After Adjustments, to Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that adjusted EBITDA, adjusted EBITDA margin and EBITDA margin are useful to investors as they are representative of the Company's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Net Income	$91.6	8.8%	$91.3	10.2%	$314.8	10.1%	$237.1	9.0%

Provision for income taxes	20.4		26.6		75.1		84.2
Interest expense	14.8		16.3		45.0		52.3
Interest income	(0.5)		(0.9)		(1.7)		(3.0)
Depreciation and amortization	41.3		41.2		126.5		125.2
Consolidated EBITDA	$167.6	16.2%	$174.5	19.5%	$559.7	17.9%	$495.8	18.9%

Adjustments:
Impairment, restructuring and reorganization charges (1)	$5.6		$13.1		$12.5		$22.1
Corporate pension and other postretirement benefit related expense (income) (2)	3.9		(11.9)		8.3		(3.1)
Acquisition-related charges (3)	1.5		(0.5)		2.1		3.7
Property losses (recoveries) and related expenses (4)	—		(1.7)		—		(3.8)
Total Adjustments	11.0	1.0%	(1.0)	(0.1)%	22.9	0.7%	18.9	0.7%
Adjusted EBITDA	$178.6	17.2%	$173.5	19.4%	$582.6	18.6%	$514.7	19.6%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense (income) represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement. Refer to the Retirement Benefit Plans and Other Postretirement Benefit Plans footnotes within the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q for additional discussion.

(3) Acquisition-related charges represent deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact and measurement period adjustments to the bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(4) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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Reconciliation of segment EBITDA Margin, After Adjustments, to segment EBITDA as a Percentage of Sales and segment EBITDA, After Adjustments, to segment EBITDA:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's Mobile Industries and Process Industries segment performance deemed useful to investors. Management believes that non-GAAP measures of adjusted EBITDA and adjusted EBITDA margin for the segments are useful to investors as they are representative of each segment's core operations and are used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

Mobile Industries
	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollars in millions)	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$53.2	10.9%	$64.0	14.9%	$200.1	13.5%	$177.9	14.4%
Impairment, restructuring and reorganization charges (1)	4.8		6.6		6.3		10.2
Acquisition-related charges (2)	0.2		(0.5)		0.6		2.1
Property losses (recoveries) and related expenses (3)	—		(1.7)		—		(3.8)
Adjusted EBITDA	$58.2	11.9%	$68.4	16.0%	$207.0	13.9%	$186.4	15.1%

Process Industries
	Three Months Ended September 30,				Nine Months Ended September 30,
(Dollars in millions)	2021	Percentage to Net Sales	2020	Percentage to Net Sales	2021	Percentage to Net Sales	2020	Percentage to Net Sales
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$129.7	23.6%	$109.2	23.4%	$401.9	24.5%	$343.0	24.8%
Impairment, restructuring and reorganization charges (1)	0.8		6.2		6.2		11.5
Acquisition-related charges (2)	0.2		(0.2)		0.5		1.0
Adjusted EBITDA	$130.7	23.8%	$115.2	24.7%	$408.6	24.9%	$355.5	25.7%

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants; and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges. However, management believes these actions are not representative of the Company’s core operations.

(2) The acquisition-related charges represent the inventory step-up impact.

(3) Represents property loss and related expenses during the period presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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Reconciliation of Total Debt to Net Debt, the Ratio of Net Debt to Capital, and the Ratio of Net Debt to Adjusted EBITDA:
(Unaudited)
These reconciliations are provided as additional relevant information about the Company's financial position deemed useful to investors. Capital, used for the ratio of net debt to capital, is a non-GAAP measure defined as total debt less cash and cash equivalents plus total shareholders' equity. Management believes Net Debt, the Ratio of Net Debt to Capital, Adjusted EBITDA (see below), and the Ratio of Net Debt to Adjusted EBITDA are important measures of the Company's financial position, due to the amount of cash and cash equivalents on hand. The Company presents net debt to adjusted EBITDA because it believes it is more representative of the Company's financial position as it is reflective of the ability to cover its net debt obligations with results from its core operations.

(Dollars in millions)
			September 30, 2021	December 31, 2020
Short-term debt, including current portion of long-term debt			$39.0	$130.7
Long-term debt			1,417.0	1,433.9
Total Debt			$1,456.0	$1,564.6
Less: Cash and cash equivalents			(261.8)	(320.3)
Net Debt			$1,194.2	$1,244.3

Total Equity			$2,376.4	$2,225.2

Ratio of Net Debt to Capital			33.4%	35.9%

Adjusted EBITDA for the Twelve Months Ended			$726.8	$658.9

Ratio of Net Debt to Adjusted EBITDA			1.6	1.9

Reconciliation of Free Cash Flow to GAAP Net Cash Provided by Operating Activities:
(Unaudited)
Management believes that free cash flow is a non-GAAP measure that is useful to investors because it is a meaningful indicator of cash generated from operating activities available for the execution of its business strategy.

(Dollars in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$105.8	$153.6	$284.6	$457.2
Less: capital expenditures	(43.1)	(29.2)	(103.6)	(85.7)
Free cash flow	$62.7	$124.4	$181.0	$371.5

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TIMKEN

Reconciliation of EBITDA, After Adjustments, to GAAP Net Income:
(Unaudited)
The following reconciliation is provided as additional relevant information about the Company's performance deemed useful to investors. Management believes consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP measure that is useful to investors as it is representative of the Company's performance and that it is appropriate to compare GAAP net income to consolidated EBITDA. Management also believes that the non-GAAP measure of adjusted EBITDA is useful to investors as it is representative of the Company's core operations and is used in the management of the business, including decisions concerning the allocation of resources and assessment of performance.

(Dollars in millions)	Twelve Months Ended September 30, 2021	Twelve Months Ended December 31, 2020
Net Income	$370.1	$292.4
Provision for income taxes	94.8	103.9
Interest expense	60.3	67.6
Interest income	(2.4)	(3.7)
Depreciation and amortization	168.4	167.1
Consolidated EBITDA	$691.2	$627.3
Adjustments:
Impairment, restructuring and reorganization charges (1)	$16.3	$25.9
Corporate pension and other postretirement benefit related expense (2)	29.9	18.5
Acquisition-related charges (3)	3.0	3.7
Acquisition-related gain (4)	(12.0)	(11.1)
Gain on sale of real estate	(0.4)	(0.4)
Property losses (recoveries) and related expenses (5)	(1.7)	(5.5)
Tax indemnification and related items	0.5	0.5
Total Adjustments	35.6	31.6
Adjusted EBITDA	$726.8	$658.9

(1) Impairment, restructuring and reorganization charges (including items recorded in cost of products sold) relate to: (i) plant closures; (ii) the rationalization of certain plants and (iii) severance related to cost reduction initiatives. The Company re-assesses its operating footprint and cost structure periodically, and makes adjustments as needed that result in restructuring charges.  However, management believes these actions are not representative of the Company’s core operations.

(2) Corporate pension and other postretirement benefit related expense represents actuarial losses and (gains) that resulted from the remeasurement of plan assets and obligations as a result of changes in assumptions or experience. The Company recognizes actuarial losses and (gains) in connection with the annual remeasurement in the fourth quarter, or if specific events trigger a remeasurement.

(3) Acquisition-related charges represent deal-related expenses associated with completed and certain unsuccessful transactions, as well as any resulting inventory step-up impact.

(4) The acquisition-related gain represents a bargain purchase gain on the acquisition of the assets of Aurora that closed on November 30, 2020.

(5) Represents property loss and related expenses during the periods presented (net of insurance recoveries received in 2020) resulting from property loss that occurred during the first quarter of 2019 at one of the Company's warehouses in Knoxville, Tennessee and during the third quarter of 2019 at one of the Company's warehouses in Yantai, China.

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